OPPENHEIMER MAIN STREET FUNDS(R), INC.

                              ARTICLES OF AMENDMENT


         Oppenheimer Main Street Funds, Inc., an open-end investment company registered under the Investment Company Act of 1940, as amended, organized as a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies that as of April 30, 2003:

         FIRST: Pursuant to authority contained in Article FOURTH of the Corporation's Articles of Incorporation, all references in these Articles of Incorporation, as amended, to Oppenheimer Main Street Growth & Income Fund are changed to Oppenheimer Main Street Fund;

         SECOND: These Articles of Amendment pertain solely to an amendment that may be made without shareholder approval as permitted by Maryland General Corporation Law section 2-605(a)(4);

         THIRD: These Articles of Amendment have been duly authorized and approved by a majority of the Board of Directors of the Corporation as set forth in Maryland General Corporation Law section 2-607.

         IN WITNESS WHEREOF, Oppenheimer Main Street Funds, Inc. has caused these Articles of Amendment to be executed by its Vice President and witnessed by its Assistant Secretary as of this 21st day of April, 2003. The undersigned Vice President and Secretary of the Corporation acknowledges them to be the act of the Corporation and verifies and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval hereof are true in all material respects.

                                             Oppenheimer Main Street Funds, Inc.


                                              By:    /s/ Robert G. Zack
                                                     Robert G. Zack
                                                     Vice President & Secretary

WITNESS:

By:      /s/ Katherine P. Feld
         ---------------------------
         Katherine P. Feld
         Assistant Secretary